UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2021 (February 21, 2021)

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 694-9800

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

EXPLANATORY NOTE

This Amendment to the Current Report on Form 8-K initially filed on February 22, 2021, is being filed solely to correct the anticipated closing date of the transaction, which was stated as February 23, 2022. The anticipated closing date is February 23, 2021.

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2021, SRAX, Inc. (the “Company”) entered into letter agreements (the “Letter Agreements”) with certain existing institutional and accredited investors to exercise certain outstanding warrants (the “Existing Warrants”) to purchase up to an aggregate of 4,545,550 shares of the Company’s Class A common stock (“Common Stock”) at their original exercise price of $2.50 per share (the “Exercise”). The shares of Common Stock underlying the Existing Warrants were previously registered pursuant to a registration statement on Form S-3 (File No. 333-240270). In consideration for the exercise of the Existing Warrants for cash, the exercising holders will receive new registered warrants to purchase up to an aggregate of 4,545,440 shares of Common Stock (the “New Warrants”) at an exercise price of $7.50 per share and will expire on January 31, 2022. The New Warrants will be issued pursuant to the existing shelf registration statement on Form S-3 (File No.333-235298). Each investor has agreed to pay $0.125 for each New Warrant received.

Pursuant to the Letter Agreements, the New Warrants shall be substantially in the form of the Existing Warrants, will be exercisable immediately, and will have a term that ends on January 31, 2022.

The Special Equities Group, a division of Bradley Woods & Co. Ltd., acted as warrant solicitation agent and will receive a cash fee of $909,088.

Prior to deducting solicitation agent fees, the Company expects to receive gross proceeds from the Exercise of $11,931,780. The Company currently intends to use the net proceeds from the Exercise for general working capital. The closing of the Exercise is expected to take place on or about February 23, 2021.

The foregoing descriptions of the Letter Agreements and the New Warrants are not complete and are qualified in their entirety by reference to the full text of the form of Letter Agreement and the form of the New Warrant, copies of which are attached as Exhibits 10.01 and 4.01, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

4.01	Form of New Warrant issued February 22, 2021
10.01	Form of Letter Agreement dated February 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 22, 2021		SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

4.01	Form of New Warrant issued February 22, 2021
10.01	Form of Letter Agreement dated February 21, 2021